Pilgrim’s Pride Ends Fiscal Year 2016 with an Operating Income of $714 Million and an Operating Margin of 9.0%

GREELEY, Colo., February 8, 2017 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter and year-end 2016 financial results.

Fourth Quarter Results

•	Net Sales of $1.91 billion.

•	Net Income of $70.6 million, GAAP EPS of $0.28.

•	Adjusted EBITDA of $172.2 million (or a 9.0% margin).

•	Cash Flow from Operations of $224.4 million.
2016 Highlights

•
Invested $270 million in capex during 2016 on our operations, including strategic projects on product mix changes to reduce impact of commodity markets, strengthen operational efficiencies as well as tailored customer needs, and improve margin profile.

•
Over $200 million shares repurchased and $2.2 billion in special dividends in last two years indicating strong commitment to shareholder value generation and optimal capital structure while preserving growth initiatives.

•	Small and case-ready birds continue to deliver strong performance, on favorable market conditions, despite greater availability of other proteins.

•	Acquisition of the GNP Company completed; integration and synergy capture well underway.

•
Successful launch of premium, Pilgrim’s-branded Value Added Products in Mexico, complementing the existing popular Del Dia range of products, providing improved coverage of all consumer market segments.

Unaudited, In Millions, Except Per Share and Percentages
	Thirteen Weeks Ended			Fifty-Two Weeks Ended
	Dec 25, 2016	Dec 27, 2015	Y/Y Change	Dec 25, 2016	Dec 27, 2015	Y/Y Change
Net Sales	$1,908.2	$1,960.8	-2.7%	$7,931.1	$8,180.1	-3.0%
GAAP EPS	$0.28	$0.25	+12.0%	$1.73	$2.50	-30.8%
Operating Income	$124.3	$107.8	+15.3%	$713.5	$1,044.9	-31.7%
Adjusted EBITDA (1)	$172.2	$150.0	+14.8%	$899.3	$1,213.5	-25.9%
Adjusted EBITDA Margin (1)	9.0%	7.7%	+1.3pts	11.3%	14.8%	-3.5pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

“Our Fresh business continued to perform well in Q4 driven by our differentiated portfolio strategy of having a well-balanced mix of multiple bird sizes, geographical coverage, and strong relationships with key customers. Robust traffic at grocery retailers is driving strong demand for our products, a strong indication that chicken demand has remained healthy despite greater availability of other proteins. We remain committed to our prepared foods operations and expect growth in 2017, with new capacity additions at Moorefield to begin contributing to volumes starting in Q1,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“We continue to invest in facility improvements and diversify our portfolio by improving mix and offer more differentiated, innovative products to serve key customer requirements, reduce the impact of commodity markets, and further raise our margin profile. Reflecting our commitment to spend cash flows on strong ROI projects, we spent a total of $270 million on capex in 2016, higher than our depreciation and a record for our company; including strategic projects which will strengthen our operational efficiencies and tailored customer needs to improve competitive advantages for us.

“Signifying our commitment to generate shareholder value by optimizing capital structure while pursuing our growth strategy, above all investments in our operations, we paid a total of $2.2 billion in special dividends over the past two years, repurchased over $200 million in shares, successfully integrated our Mexican acquisition and acquired the GNP Company to broaden our geographical footprint and enhance our portfolio of on-trend value-added products.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 9, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc170209.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 9, 2017.

About Pilgrim’s Pride

Pilgrim’s employs approximately 41,400 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 25, 2016	December 27, 2015
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$120,328	$439,638
Restricted cash and cash equivalents	4,979	—
Trade accounts and other receivables, less allowance for doubtful accounts	317,170	348,994
Account receivable from related parties	3,913	2,668
Inventories	813,262	801,357
Income taxes receivable	—	71,410
Prepaid expenses and other current assets	57,457	75,602
Assets held for sale	5,259	6,555
Total current assets	1,322,368	1,746,224
Other long-lived assets	15,710	15,672
Identified intangible assets, net	38,593	47,453
Goodwill	125,607	156,565
Property, plant and equipment, net	1,505,940	1,352,529
Total assets	$3,008,218	$3,318,443

Notes payable to banks	$—	$28,726
Accounts payable	555,097	482,954
Accounts payable to related parties	1,421	7,000
Accrued expenses	290,699	314,966
Income taxes payable	20,990	13,228
Current maturities of long-term debt	94	86
Total current liabilities	868,301	846,960
Long-term debt, less current maturities	1,011,858	985,509
Deferred tax liabilities	142,651	131,882
Other long-term liabilities	88,661	92,282
Total liabilities	2,111,471	2,056,633
Commitments and contingencies
Preferred stock, $.01 par value, 50,000,000 shares authorized; no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized; 259,682,000 and 259,685,145 shares issued at year-end 2016 and year-end 2015, respectively; 249,046,139 and 254,823,286 shares outstanding at year-end 2016 and year-end 2015, respectively	2,597	2,597
Treasury stock, at cost, 10,635,861 shares at year-end 2016	(217,117)	(99,233)
Additional paid-in capital	1,686,742	1,675,674
Retained earnings (accumulated deficit)	(520,635)	(261,252)
Accumulated other comprehensive loss	(64,243)	(58,930)
Total Pilgrim’s Pride Corporation stockholders’ equity	887,344	1,258,856
Noncontrolling interest	9,403	2,954
Total stockholders’ equity	896,747	1,261,810
Total liabilities and stockholders' equity	$3,008,218	$3,318,443

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(In thousands, except per share data)
Net sales	$1,908,150	$1,960,780	$7,931,123	$8,180,104
Cost of sales	1,727,700	1,800,087	7,016,763	6,925,727
Gross profit	180,450	160,693	914,360	1,254,377
Selling, general and administrative expense	55,357	52,920	199,781	203,881
Administrative restructuring charges	790	—	1,069	5,605
Operating income	124,303	107,773	713,510	1,044,891
Interest expense, net of capitalized interest	10,381	10,678	45,921	37,548
Interest income	(223)	(587)	(1,724)	(3,673)
Foreign currency transaction loss (gain)	4,734	2,134	3,897	25,940
Miscellaneous, net	(1,582)	(547)	(7,219)	(7,682)
Income before income taxes	110,993	96,095	672,635	992,758
Income tax expense	40,844	33,045	232,906	346,796
Net income	70,149	63,050	439,729	645,962
Less: Net income (loss) attributable to noncontrolling interests	(469)	(98)	(803)	48
Net income attributable to Pilgrim’s Pride Corporation	$70,618	$63,148	$440,532	$645,914

Weighted average shares of common stock outstanding:
Basic	250,853	255,216	253,669	258,442
Effect of dilutive common stock equivalents	542	262	457	234
Diluted	251,395	255,478	254,126	258,676

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.28	$0.25	$1.74	$2.50
Diluted	$0.28	$0.25	$1.73	$2.50

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015
	(In thousands)
Cash flows from operating activities:
Net income	$439,729	$645,962
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	180,515	158,975
Asset impairment	790	4,813
Foreign currency transaction losses (gains)	—	—
Accretion of bond discount	—	—
Loss (gain) on property disposals	(7,660)	(10,372)
Gain on investment securities	452	—
Share-based compensation	6,102	2,975
Deferred income tax expense (benefit)	(3,424)	29,512
Changes in operating assets and liabilities:
Restricted cash and cash equivalents	(4,979)	—
Trade accounts and other receivables	35,617	61,294
Inventories	(11,905)	57,078
Prepaid expenses and other current assets	18,146	19,840
Accounts payable and accrued expenses	38,427	61,882
Income taxes	74,597	(55,428)
Long-term pension and other postretirement obligations	(10,165)	(3,500)
Other	(759)	3,797
Cash provided by operating activities	755,483	976,828
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(272,467)	(175,764)
Business acquisition	—	(373,532)
Proceeds from property disposals	10,805	14,610
Cash used in investing activities	(261,662)	(534,686)
Cash flows from financing activities:
Proceeds from notes payable to banks	36,838	28,726
Payments on note payable to bank	(65,564)	—
Proceeds from long-term debt	579,876	1,680,000
Payments on long-term debt	(556,658)	(683,780)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Holding, S.à.r.l. and Pilgrim's Pride Corporation	3,690	—
Tax benefit related to share-based compensation	—	6,474
Contributions from noncontrolling interests	7,252	—
Payment of capitalized loan costs	(693)	(12,364)
Purchase of common stock under share repurchase program	(117,884)	(99,233)
Purchase of common stock from retirement plan participants	(73)	—
Payment of special cash dividends	(699,915)	(1,498,470)
Cash used in financing activities	(813,131)	(578,647)
Effect of exchange rate changes on cash and cash equivalents	—	—
Increase in cash and cash equivalents	(319,310)	(136,505)

Cash and cash equivalents, beginning of period	439,638	576,143
Cash and cash equivalents, end of period	$120,328	$439,638
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$41,774	$24,210
Income taxes paid	152,884	360,347

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(In thousands)
Net income	$70,149	$63,050	$439,729	$645,962
Add:
Interest expense, net	10,158	10,091	44,197	33,875
Income tax expense (benefit)	40,844	33,045	232,906	346,796
Depreciation and amortization	46,059	42,490	180,515	158,975
Minus:
Amortization of capitalized financing costs	972	930	3,832	3,638
EBITDA	166,238	147,746	893,515	1,181,970
Add:
Foreign currency transaction losses (gains)	4,734	2,134	3,897	25,940
Restructuring charges	790	—	1,069	5,605
Minus:
Net income (loss) attributable to noncontrolling interest	(469)	(98)	(803)	48
Adjusted EBITDA	$172,231	$149,978	$899,284	$1,213,467

The summary unaudited consolidated income statement data for the twelve months ended December 25, 2016 (the LTM Period) have been calculated by summing each of the unaudited thirteen week periods within the audited fifty-two week period ended December 25, 2016.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	March 27, 2016	June 26, 2016	September 25, 2016	December 25, 2016	December 25, 2016
	(In thousands)
Net income	$118,011	$153,042	$98,527	$70,149	$439,729
Add:
Interest expense, net	11,340	10,865	11,834	10,158	44,197
Income tax expense (benefit)	62,604	78,398	51,060	40,844	232,906
Depreciation and amortization	42,391	46,293	45,772	46,059	180,515
Minus:
Amortization of capitalized financing costs	928	962	970	972	3,832
EBITDA	233,418	287,636	206,223	166,238	893,515
Add:
Foreign currency transaction losses (gains)	(235)	(4,744)	4,142	4,734	3,897
Restructuring charges	—	—	279	790	1,069
Minus:
Net income (loss) attributable to noncontrolling interest	(360)	156	(130)	(469)	(803)
Adjusted EBITDA	$233,543	$282,736	$210,774	$172,231	$899,284

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Thirteen Weeks Ended		Fifty-Two Weeks Ended		Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(In thousands)
Net income	$70,149	$63,050	$439,729	$645,962	3.68%	3.22%	5.54%	7.90%
Add:
Interest expense, net	10,158	10,091	44,197	33,875	0.53%	0.51%	0.56%	0.41%
Income tax expense (benefit)	40,844	33,045	232,906	346,796	2.14%	1.69%	2.94%	4.24%
Depreciation and amortization	46,059	42,490	180,515	158,975	2.41%	2.17%	2.28%	1.94%
Minus:					—%	—%	—%	—%
Amortization of capitalized financing costs	972	930	3,832	3,638	0.05%	0.05%	0.05%	0.04%
EBITDA	166,238	147,746	893,515	1,181,970	8.71%	7.54%	11.27%	14.45%
Add:
Foreign currency transaction losses (gains)	4,734	2,134	3,897	25,940	0.25%	0.11%	0.05%	0.32%
Restructuring charges	790	—	1,069	5,605	0.04%	—%	0.01%	0.07%
Minus:
Net income (loss) attributable to noncontrolling interest	(469)	(98)	(803)	48	(0.02)%	—%	(0.01)%	—%
Adjusted EBITDA	$172,231	$149,978	$899,284	$1,213,467	9.03%	7.65%	11.34%	14.83%

Net Revenue:	$1,908,150	$1,960,780	$7,931,123	$8,180,104	$1,908,150	$1,960,780	$7,931,123	$8,180,104

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$70,618	$63,148	$440,532	$645,914
Loss on early extinguishment of debt	—	—	—	1,470
Foreign currency transaction losses (gains)	4,734	2,134	3,897	25,940
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	75,352	65,282	444,429	673,324
Weighted average diluted shares of common stock outstanding	251,395	255,478	254,126	258,676
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.30	$0.26	$1.75	$2.60

A reconciliation of GAAP to non-GAAP financial measures. Net income (loss) per share is calculated by dividing the net income (loss) attributable to Pilgrim's Pride Corporation stockholders by the weighted average number of diluted shares.

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(In thousands, except per share data)
GAAP EPS	$0.28	$0.25	$1.73	$2.50
Loss on early extinguishment of debt	—	—	—	0.01
Foreign currency transaction losses (gains)	0.02	0.01	0.02	0.10
Adjusted EPS	$0.30	$0.26	$1.75	$2.60

Weighted average diluted shares of common stock outstanding	251,395	255,478	254,126	258,676

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 25, 2016	December 27, 2015	December 28, 2014

	(In thousands)
Long term debt, less current maturities	$1,011,858	$985,509	$3,980
Add: Current maturities of long term debt and notes payable	94	28,812	262
Minus: Cash and cash equivalents	120,328	439,638	576,143
Minus: Available-for-sale securities	—	—	—
Net debt (cash position)	$891,624	$574,683	$(571,901)

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 25, 2016	December 27, 2015	December 25, 2016	December 27, 2015
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,599,052	$1,663,362	$6,671,403	$7,143,354
Mexico:	309,098	297,418	1,259,720	1,036,750
Total net sales:	$1,908,150	$1,960,780	$7,931,123	$8,180,104

Sources of cost of sales by country of origin:
US:	$1,458,931	$1,505,335	$5,929,318	$6,016,493
Mexico:	268,792	294,775	1,087,540	909,329
Elimination:	(23)	(23)	(95)	(95)
Total cost of sales:	$1,727,700	$1,800,087	$7,016,763	$6,925,727

Sources of gross profit by country of origin:
US:	$140,121	$158,025	$742,085	$1,126,861
Mexico:	40,306	2,644	172,180	127,421
Elimination:	23	24	95	95
Total gross profit:	$180,450	$160,693	$914,360	$1,254,377

Sources of operating income by country of origin:
US:	$92,280	$116,417	$572,558	$949,610
Mexico:	32,000	(8,668)	140,857	95,186
Elimination:	23	24	95	95
Total operating income:	$124,303	$107,773	$713,510	$1,044,891